UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2017

H&E Equipment Services, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51759

Delaware	81-0553291
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7500 Pecue Lane

Baton Rouge, LA 70809

(Address of principal executive offices, including zip code)

(225) 298-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement

On December 22, 2017, H&E Equipment Services, Inc. (the “Company”) amended, extended and restated its existing $602.5 million senior secured credit facility with Wells Fargo Capital Finance, LLC as administrative agent (as successor to General Electric Capital Corporation) by entering into the Fifth Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) by and among the Company, Great Northern Equipment, Inc., H&E Equipment Services (California), LLC, H&E Equipment Services (Mid-Atlantic), Inc., the other credit parties named therein, the lenders named therein, Wells Fargo Capital Finance, LLC, as administrative agent, and the joint lead arrangers, joint book runners, co-syndication agents and documentation agent named therein.

The Amended and Restated Credit Agreement, among other things, (i) extends the maturity date of the credit facility from May 21, 2019 to December 22, 2022, (ii) increases the commitments under the senior secured asset based revolver provided for therein from $602.5 million to $750 million, (iii) increases the uncommitted incremental revolving capacity from $150 million to $250 million, (iv) provides that the unused line fee margin will be either 0.375% or 0.25%, depending on the Average Revolver Usage (as defined in the Amended and Restated Credit Agreement) of the borrowers, (v) lowers the interest rate (a) in the case of base rate revolving loans, to the base rate plus an applicable margin of 0.50% to 1.00% depending on the Average Availability (as defined in the Amended and Restated Credit Agreement) and (b) in the case of LIBOR revolving loans, to LIBOR (as defined in the Amended and Restated Credit Agreement) plus an applicable margin of 1.50% to 2.00%, depending on the Average Availability, (vi) lowers the margin applicable to the letter of credit fee to between 1.50% and 2.00%, depending on the Average Availability, and (vii) permits, subject to certain conditions, an unlimited amount of Permitted Acquisitions, Restricted Payments and prepayments of Indebtedness (in each case, as defined in the Amended and Restated Credit Agreement).

The Amended and Restated Credit Agreement continues to provide for, among other things, a $30 million letter of credit sub-facility, and a guaranty by certain of the Company’s subsidiaries of the obligations under the credit facility. In addition, the credit facility remains secured by substantially all of the assets of the Company and certain of its subsidiaries.

The foregoing summary of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(a)	Exhibits

10.1	Fifth Amended and Restated Credit Agreement, dated December 22, 2017, by and among the Company, Great Northern Equipment, Inc., H&E Equipment Services (California), LLC and H&E Equipment Services (Mid-Atlantic), Inc. (collectively, the “Borrowers”), Wells Fargo Capital Finance, LLC, as administrative agent for each member of the Lender Group and the Bank Product Providers, and the joint lead arrangers, joint book runners, co-syndication agents and documentation agent party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E Equipment Services, Inc.

Date: December 27, 2017	By:	/s/ Leslie S. Magee
Leslie S. Magee
Chief Financial Officer